GRUBB & ELLIS.
Healthcare REIT II

2010 Year in Review
Investor Update





2010 Highlights and Accomplishments

- Exhibited a strong quarter by quarter increase in modified funds from operations (see below); approaching quarterly distributions paid
- Completed fourth quarter and 2010 acquisitions totaling $55.4 million and $193.4 million, respectively, based on purchase price (48 percent of acquisitions were off-market)
- Achieved portfolio aggregate average occupancy of 98 percent as of December 31, 2010
- Eliminated internalization fees potentially creating substantial savings to stockholders
- Unaffected by legacy assets—began acquiring assets in March 2010
- Declared Distribution (annualized)— 6.5%* based upon $10 per share offering price

MFFO Compared to Distributions Paid by Quarter



$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Q1
Q2
Q3
Q4
MFFO
Distributions Paid

We are presenting MFFO because the company believes that MFFO is an appropriate supplemental measure to reflect the operating performance of a REIT. MFFO is a metric used by the company's management to evaluate sustainable performance and dividend policy.

Modified Funds From Operations (MFFO) is a non-GAAP measure that the company defines consistent with the Investment Program Association's (IPA) Guideline 2010-01, issued in November 2010. MFFO is a supplemental measure derived from Funds from Operations (FFO), which is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. MFFO further excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests.

See reconciliation table, page 4.

Letter from the President:

Grubb & Ellis Healthcare REIT II is very pleased to announce strong fourth quarter results for 2010. We had a productive quarter on the acquisition front, closing five separate transactions involving six buildings valued at more than $55 million, based on purchase price. We continue to focus on stabilized, income producing clinical healthcare real estate assets that are immediately accretive to our bottom line and that are supportive of our investor distribution. More importantly, we are especially proud of the significant progress we have made from an earnings perspective.

Earnings

Grubb & Ellis Healthcare REIT II has exhibited significant improvements in many key financial metrics, particularly in regards to our modified funds from operations (MFFO) compared to distributions paid. Despite the fact that the company only began acquiring assets in March 2010, our fourth quarter MFFO of $1.8 million nearly equaled our distributions paid of $1.83 million. This performance metric has steadily increased since we began acquiring properties late in the first quarter, and we believe it to be one of the most important measurements of our financial success. *(See MFFO Compared to Distributions Paid chart at left.)*

We have adopted the recently announced Investment Program Association (IPA) definition of MFFO. The IPA, along with most of our broker-dealer partners, expects the non-traded REIT industry to align with this standardized, more conservative definition of MFFO over time. Grubb & Ellis Healthcare REIT II has elected to take a proactive approach to its financial reporting by adhering to the revised performance metrics early.

Acquisitions

Our fourth quarter property acquisitions included four medical office buildings and two hospitals. As of December 31, 2010, our portfolio contained a diversified mix of clinical medical buildings with approximately 49 percent medical office buildings, 28 percent hospitals and 23 percent skilled nursing facilities grouped according to acquisition cost. Total real estate acquired increased from approximately $138 million to over $193 million during the quarter.

Outlook on Healthcare

We remain bullish on the prospects for healthcare real estate as we continue to see expansion of demand and job growth within the sector. Healthcare remains the largest and fastest growing segment of the U.S. economy and is projected to grow at an accelerated rate driven mainly by the aging of our population. The management team at Grubb & Ellis Healthcare REIT II is committed to continue making accretive acquisitions for our REIT and to manage the buildings in a prudent fashion in order to maximize returns for our stockholders. We thank you for your support and look forward to working together to continue building our real estate investment trust.

Danny Prosky
President and Chief Operating Officer
Grubb & Ellis Healthcare REIT II



* Until we generate operating cash flows sufficient to pay distributions, we may pay, and have paid, distributions from the net proceeds of this offering, from borrowings in anticipation of future cash flows or from other sources, such as Grubb & Ellis Company, our sponsor, which could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions. The current distribution rate is not guaranteed and is subject to change.

Portfolio At-A-Glance
As of 12/31/2010

Portfolio Summary

Purchase Price:	$193,442,000
Buildings:	25
Total Square Feet:	873,000
Occupancy:	98.3%
Weighted Average Remaining Lease Terms:	9.9 Years
Leverage Ratio:	36.5%
Capitalization Rate: (weighted average for portfolio)	8.83%

Aquisition Summary

Total Acquisitions:	14
Total Off-Market Transactions:	7

Building Acquisitions by Quarter:



25
15
5
3
9
6
19
10
25
6
Q1
Q2
Q3
Q4

Diversification By Region



Mountain West 8%
Midwest 28%
Texas/Oklahoma 24%
Southeast 8%
Mid Atlantic 32%

By Property Type



Skilled Nursing Facilities 23.3%
Medical Office Buildings 49.2%
Hospitals 27.6%

Property Map



Property List

Property	Property Type	Acquisition Date
Lacombe Medical Office Building	Medical Office	March 2010
Center for Neurosurgery and Spine	Medical Office	March 2010
Parkway Medical Center	Medical Office	April 2010
Highlands Ranch Medical Pavilion	Medical Office	April 2010
Muskogee Long-Term Acute Care Hospital	Hospital	May 2010
St. Vincent Medical Office Building	Medical Office	June 2010
Livingston Medical Arts Pavilion	Medical Office	June 2010
Pocatello East Medical Office Building	Medical Office	July 2010
Cape Girardeau Long-Term Acute Care Hospital	Hospital	August 2010
Joplin Long-Term Acute Care Hospital	Hospital	August 2010
Virginia Skilled Nursing Portfolio	Nursing Facility	September 2010
Laurels of Charlottesville		
Bland Nursing & Rehabilitation Center		
Maple Grove Healthcare		
Brian Center of Fincastle		
Brian Center of Low Moor		
Laurels of Willow Creek		
Springs Nursing Facility		
Athens Long-Term Acute Care Hospital	Hospital	October 2010
Sylva Medical Office Building	Medical Office	November 2010
Surgical Hospital of Humble	Hospital	December 2010
Lawton Medical Office Building Portfolio	Medical Office	December 2010
Ennis Medical Office Building	Medical Office	December 2010



City, State	SQ Ft	Occupancy	Cap Rate	Contract Purchase Price
Lacombe, LA	34,000	100%	8.48%	$6,970,000
Sartell, MN	37,000	100%	8.54%	$6,500,000
Beachwood, OH	88,000	88%	8.13%	$10,900,000
Highlands Ranch, CO	37,000	100%	8.49%	$8,400,000
Muskokee, OK	37,000	100%	9.06%	$11,000,000
Cleveland, OH	51,000	94%	8.60%	$10,100,000
Livingston, TX	29,000	100%	8.44%	$6,350,000
Pocatello, ID	76,000	100%	8.39%	$15,800,000
Cape Girardeau, MO	27,000	100%	8.85%	$8,181,000
Joplin, MO	26,000	100%	8.85%	$9,163,000
Multiple Locations, VA	232,000	100%	9.66%	$45,000,000
Charlottesville, VA	48,000			
Bastian, VA	31,000			
Lebanon, VA	23,000			
Fincastle, VA	27,000			
Low Moor, VA	43,000			
Midlothian, VA	40,000			
Hot Springs, VA	20,000			
Athens, GA	32,000	100%	8.85%	$12,142,000
Sylva, NC	45,000	100%	8.21%	$11,400,000
Humble, TX	30,000	100%	9.27%	$13,100,000
Lawton, OK	62,000	100%	8.14%	$11,550,000
Ennis, TX	30,000	95%	8.17%	$7,100,000

Property Spotlight

Sylva Medical Office Building
Sylva, North Carolina



Sylva Medical Office Building is a three-story, 45,000-square-foot, modern class A single-tenant healthcare facility in Sylva, North Carolina. Sylva Medical Office Building is on the campus of the 86-bed Harris Regional Hospital, an acute care facility that serves the residents of Jackson County and neighboring communities in western North Carolina. Carolinas HealthCare System, one of the leading healthcare organizations in the Southeast, manages the hospital on behalf of its owner, West-Care Health System. Built in 2010, the property is 100 percent leased to Harris Regional Hospital, with a long-term lease through 2025. "The acquisition is an example of our unique advantage to achieve competitive pricing from exposure to off-market deals though our national network of Grubb & Ellis commercial real estate brokers." — Danny Prosky

Grubb & Ellis Healthcare II REIT 2011 Acquisition Strategy

- Finding the best properties at the right price
- Purchasing them promptly
- Strength and stability of tenants
- Proximity to other healthcare related services or facilities
- High occupancy properties



2011 Healthcare Sector Forecast

The long-term outlook for medical office and other private healthcare properties will be driven by the aging of the baby boom generation, advancements in disease control and prevention, and the fate of healthcare and insurance reform. The population cohort aged 65 and up will more than double to 88.5 million by 2050, growing from 13 percent of the total population currently to 20 percent in 2050.[1] Based on the most recent data from the Centers for Disease Control, this group made an average of 6.9 outpatient visits to physicians in 2008, compared with 6.1 visits in 1998, far higher than any other age group.[2] This increase was driven by improved treatments and more aggressive marketing by hospital systems and pharmaceutical companies. As the recession abates and more people return to work, the trend toward increasing physician visits among all age groups should reassert itself.

The Patient Protection and Affordable Care Act of 2010 remains a wild card. The Congressional Budget Office estimates that the plan will provide health insurance for 32 million of the 55 million uninsured Americans.[3] This will boost demand for services and, by extension, demand by service providers for healthcare facilities as the supply of healthcare professionals ramps up to meet the demand. But the law may not be implemented as currently written. With or without it, the aging of the population will ensure a steady growth in demand for healthcare facilities.

Bob Bach
Senior Vice President, Chief Economist
Grubb & Ellis Company



1 "An Older and More Diverse Nation by Midcentury", US Census Bureau (August 14,2008). DOI-cb08-123.html
2 "National Ambulatory Medical Care Survey," Center for Disease Control and Prevention; National Center for Health Statistics. (August 6, 2008)
3 Douglas W. Elmendorf, Director; Joint paper from Congressional Budget Office & Joint Committee on Taxation (JCT), "Cost estimate for the amendment in the nature of a substitute for H.R. 4872" (March 20, 2010). DOI: www.cbo.gov/ftpdocs/113xx/doc11379/AmendReconProp.pdf

GRUBB & ELLIS.
Healthcare REIT II

877.888.7348 www.gbe-reits.com/healthcare2

Not a deposit	May lose value	No bank guarantee
Not insured by the FDIC, NCUA or any other government agency		

About Danny Prosky

Prosky joined Grubb & Ellis and its affiliates in 2006 and has served as director, president and chief operating officer of Grubb & Ellis Healthcare REIT II since its inception. He has directly overseen the acquisition of approximately $3 billion in healthcare-related assets over the course of his 19-year career. Since 2002, he has served as a member of the board of the Medical Office Building and Healthcare Facilities Conference Planning Committee of the Building Owners and Managers Association International (BOMA), including as co-chair from 2007 through 2010.

About our sponsor: Grubb & Ellis Company

Grubb & Ellis Company (NYSE:GBE) is considered one of the largest and most respected commercial real estate services and investment firms in the world. Corporate Statistics:

- 52-year history
- More than 100 research professionals
- Recognized brand name
- 240 million square feet under management globally
- More than 6,000 employees
- Real estate portfolio acquisition, disposition, and management for 187 Fortune 1000 companies
- 1,800 property brokers in 126 offices nationwide

Through its real estate investment and asset management subsidiaries, Grubb & Ellis is a leading sponsor of real estate programs, including public non-traded real estate investment trusts (REITs), mutual funds, and other real estate investment management funds.

MFFO Reconciliation	Q1 2010	Q2 2010	Q3 2010	Q4 2010
Net loss	$ (803,000)	$ (2,059,000)	$ (2,930,000)	$ (1,681,000)
Add:				
Depreciation and amortization — consolidated properties	$ 29,000	$536,000	$1,157,000	$1,909,000
Less:				
Net income attributable to noncontrolling interests	—	—	$(1,000)	—
Depreciation and amortization related to noncontrolling interests	—	—	$(2,000)	$(2,000)
FFO	$(774,000)	$(1,523,000)	$(1,776,000)	$226,000
Add:				
Acquisition related expenses	$ 645,000	$ 1,695,000	$ 2,847,000	$ 1,930,000
Amortization of above and below market leases	—	$21,000	$28,000	$ 30,000
Loss (gain) in fair value of derivative financial instrument	—	$ 129,000	$ 74,000	$(51,000)
Deferred rent receivables related to noncontrolling interests	—	—	—	$1,000
Less:				
Deferred rent receivables	$(11,000)	$(73,000)	$(157,000)	$(335,000)
MFFO	$(140,000)	$249,000	$1,036,000	$1,801,000
Weighted average common shares outstanding — basic and diluted	3,690,794	5,558,782	8,745,255	12,765,374
FFO per common share — basic and diluted	$ (0.21)	$ (0.27)	$ (0.20)	$ 0.02
MFFO per common share — basic and diluted	$ (0.04)	$ 0.04	$ 0.12	$ 0.14
DISTRIBUTIONS PAID	$316,000	$748,000	$1,299,000	$1,894,000

GAAP: Accounting principles generally accepted in the United States of America

This table is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO. Grubb & Ellis Healthcare REIT II believes that FFO and MFFO are more representative of the operating performance of its real estate portfolio. As such, the company believes FFO and MFFO, in addition to net income (loss) and cash flows from operating activities, as defined by GAAP, are meaningful supplemental performance measures and are useful in understanding how the company's management evaluates sustainable performance and dividend policy. However, FFO and MFFO are not necessarily indicative of cash flows available to fund cash needs, including the company's ability to make distributions to its stockholders, and should not be considered as an alternative to net income (loss) as an indication of the performance of Grubb & Ellis Healthcare REIT II.